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                                                                     Exhibit 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Gaylord Entertainment Company of our reports dated April 4, 1997 relating to the consolidated financial statements of Gaylord Entertainment Company (formerly known as New Gaylord Entertainment Company) included in its information statement on Form 10, as amended by Amendment No. 3, and to all references to our Firm included in this registration statement.


                                                       ARTHUR ANDERSEN LLP


Nashville, Tennessee
September 26, 1997